EXHIBIT 10.24

                                    AGREEMENT

         THIS AGREEMENT is made and entered into effective November 15, 1995, between JMR Funding, Inc., a Florida Corporation ("JMRF"), and Ocurest Laboratories, Inc., Florida Corporation, ("Ocurest"), having its principal and executive offices at 4400 PGA Blvd., Suite 300, Palm Beach Gardens, FL 33410.

WITNESSETH

         Ocurest and JMRF, in consideration of the sum of Ten Dollars, ($10.00), the mutual covenants and conditions herein provided, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby agree as follows:

         1. PURCHASE AND SALE.
         (a). Ocurest shall, from time to time, subject to paragraph 3 hereof, submit all of its accounts receivable owned by and owed to Ocurest by its trade account debtor(s) [the "Account Debtor(s)"] to JMRF, and JMRF shall purchase all of said accounts receivable. All invoices representing accounts receivable purchased by JMRF shall be identified and transferred to JMRF by an assignment in the form attached hereto as Exhibit "A": (the "Assignment"). Each Assignment whether constituting the transfer of one or more accounts receivable (the "Receivables"), shall be deemed to constitute a separate "Account" of Ocurest with JMRF. In its purchase of Receivables from Ocurest, JMRF shall be deemed to have purchased: (i) the Receivables and all rights to payment from the Account Debtor(s), (ii) the originals of all documents and all datum evidencing the creation, terms and payment status of the Receivables, and all security received from the Account Debtor(s) or others by Ocurest regarding the Receivables, (iii) all rights of Ocurest regarding the goods or services, the sale of which gave rise to the Receivables, and all proceeds thereof, and (iv) all rights of Ocurest for the collection or management of the Receivables. Each Assignment shall constitute a sale, transfer and outright assignment of all of Ocurest's right, title and interest in and to the Receivables described in the Assignment to JMRF as absolute owner. To the extent that JMRF purchases Receivables from Ocurest, the rights and obligations of Ocurest and JMRF with respect to each Assignment and the Receivables described therein shall be subject to the provisions of this Agreement, and to the terms of each Assignment, which are incorporated herein by reference.
         (b). Ocurest shall sell all of its finished goods (the "Inventory") to JMRF and JMRF shall purchase all of said inventory. All inventory shall be transferred to JMRF by invoice in the form attached hereto as Exhibit "B" (the "Invoice"). Each Invoice shall constitute a sale and transfer of the Inventory to JMRF as absolute owner. (The Receivables and Inventory are sometimes hereinafter collectively referred to as the "Chattel.")

         2. PURCHASE PRICE.
         (a). JMRF agrees to purchase the Receivable(s) identified in any Assignment accepted by JMRF from Ocurest at a purchase price equal to the aggregate face value, less discounts and allowances of invoices comprising the Receivables thereby Assigned, less a fee ("JMRF's Fee") as hereinafter described. Such purchase price shall be payable by JMRF to Ocurest as follows:
         (1). Upon the Assignment to JMRF and receipt by JMRF of all documentation and security relative to the Rceivables, JMRF shall pay to Ocurest an initial sum (the "Initial Sum") in the amount of Seventy percent (70.0%) of the face value of the Receivables.
         (2). JMRF's Fee under this Agreement and the Assignment shall be due upon each invoice in each Account in accordance with the fee schedule set forth within Paragraph 4 hereof.
         (3). An Account of Ocurest with JMRF shall be considered closed once all invoices and other sums payable by the Account Debtor(s) under the Account hve been paid in full by the Account Debtor(s) or repurchased by Ocurest as provided in paragraph 3 below, or any combination thereof. When an Account closes, JMRF shall remit to Ocurest all remaining balances of the purchase price owed on such Receivables, less JMRF's Fee, and any sums payable by Ocurest to JMRF with regard to such Receivables as provided in Paragraph 11 or otherwise in this Agreement.

         (b). JRMF agrees to purchase the Inventory from Ocurest at a purchase price equal to Ocurest's cost of labor and materials in an amount equal to Fifty (50%) percent of (the "Initial Sum") less the JMRF Fee provided for in paragraph 4.

         3. OCUREST'S OPTION TO REPURCHASE CHATTELS. Ocurest shall have the right, at any time within sixty (60) days of sale, to repurchase from JMRF any Chattels assigned to JMRF, for an amount equal to the Initial Sum paid by JMRF, plus JMRF's Fee earned by JMRF through the time of repurchase, together with any other sums payable by Ocurest to JMRF with regard to the Chattels as provided in this Agreement payable in cash or by substitution of Accounts Receivables or Inventory as the case may be

         4. JMRF's FEE. JMRF's Fee for services regarding any particular sale of Chattels shall be due upon repurchase. JMRF's Fee for repurchases paid within 30 days of the Assignment thereof shall be 3.0% of the Initial Sum and for repurchases 31 to 60 days shall be 6.0% of the Initial Sum. With respect to any sale of Chattels not repurchased within 60 days of the sale thereof, Ocurest shall have no further rights as to said chattels.
         For purposes of calculating JMRF's Fee for any particular invoice, time shall be of the essence, and the first day of the Fee period shall be the day upon which JMRF purchases the Chattel including the invoice and makes the Initial Advances available to the Ocurest. The fianl day of the Fee period shall be the day in which the JMRF receives cash credit by its bank for the full payment of the invoice. It is contemplated that most invoice payments by Account Debtor(s) shall be by check and Ocurest acknowledges that JMRF shall not receive cash credit by its bank until several days after said check is deposited depending on bank policy and Federal and State banking laws.
         JMRF agrees to accept a substitute invoice in an equal amount for any invoice that is not paid in full in 60 days and Ocurest agrees to pay fee to JMRF on substitute invoice as well as fee on invoice that was not paid.

         5. LOAN. JMRF agrees to loan to Ocurest and Ocurest agrees to borrow from JMRF the sum of Five Hundred Twenty-four Thousand ($524,000) Dollars (the "Loan"). The Loan shall be evidenced by a promissory not (the "Note") in the form attached hereto as Exhibit "C" and made part hereof and secured by the assets (the "Equipment") set forth on Exhibit "D", attached hereto and made part hereof and shall be part of the security interest set forth in paragraph 12.

         6. OCUREST'S REPRESENTATIONS. Ocurest unconditionally makes the following express representations and warranties with respect to the Chattels:
         a. Ocurest has the full power and authority to sell the Chattels and has duly authorized its sale and the Assignment to JMRF in accordance with the terms of this Agreement and the Assignment. All invoices or other documents relating to the Chattels are genuine and bona fide in all respects, and the Ocurest is the sole owner of the Chattels and the Chattels have not previously been assigned nor has any security interest or other manner of encumbrance been granted by Ocurest with respect to the Chattels. At the time of the purchase and Assignment of any Receivable, of the receivable has been incurred by the Account Debtor for full consideration therefore given by Ocurest. At the time of the purchase and Assignment of any Receivable, the Receivable shall be current and then due and owing to Ocurest and is for the full amount stated in the Assignment. There exists no setoffs, deduction, disputes, contingencies, or counterclaims by the Account Debtor against Ocurest or the Receivable and the Receivable is due and payable in full no later than ninety (90) days after the date of each Assignment. There are not express or implied conditions prededent to payment of all or any portion of the Receivable. Ocurest shall be responsible for the payment of all sales, use or other taxes assessable against the Receivable.
         b. That at the time of the purchase and Assignment of any Chattels, there are no bankrupcy or incolvent proceedings, voluntary or involuntary, threatened or pending against the Ocurest in any court, and there are no grounds upon which any such proceeding could be filed against the Ocurest.
         c. Ocurest's identification number for Federal Income tax purpose is:
65-0259441.
         d. Ocurest's sole place of business or, in the event Ocurest has more than one place of business, Ocurest's chief executive office is located: 4400 PGA Blvd., Suite 300, Palm Beach Gardens, FL 33410.

         e. Ocurest shall notify JMRF in writing immediately upon obtaining any knowledge of any non-consensual lien (e.g. Federal or State tax lien, judgment lien, etc.), claim, levy, attachment, encumbrance or other court or legal proceeding or process filed, recorded or otherwise brough against Ocurest or any Account Debtors, or against any property of Ocurest or of any Account Debtor.
         f. Ocurest shall notify JMRF in writing prior to any change in the location of Ocurest's place(s) of business or, if Ocurest has or intends to acquire any additional place(s) of business, or prior to any change in Ocurest's chief executive office. Ocurest will immediately notify JMRF in writing of any proposed change of Ocurest's name, identity, legal entity, corporate structure, use of additional trade name(s), and/or any proposed change in any of the officers, principals, partners and/or owners of Ocurest.
         All representations, warranties, indemnities and convenants of Ocurest under this Agreement shall survive the termination of this Agreement and the full payment of the purchase price by JMRF to Ocurest for any and all Receivables Assigned under this Agreement.

         7. MANAGEMENT OF RECEIVABLES. Upon Assignment of the Receivables, JMRF, as the sole and absolute owner of the Receivables, and therefore having assumed the risk of nonpayment thereof based solely upon the Account Debtor(s) financial inability to pay, shall have the exclusive authority to collect each Receivable, to bring proceedings for collection in JMRF's or Ocurest's name, to exercise all right of Ocurest to stoppage in transit, replevin, reclamation, or otherwise, and in JMRF's sole discretion, to settle, compromise or assign any of the Receivables. In the event that Ocurest receives payment in any form upon any receivable, Ocurest shall be deemed to hold same in trust for JMRF and shall immediately deliver same to JMRF. JMRF may contact Account Debtor(s) to give notice, written or otherwise, that Receivables have been purchased and assigned by Ocurest to JMRF, and that payment thereon shall be made directly to JMRF. JMRF may affix (or require that Ocurest affix) labels, stickers, or stamps on the face of all invoices, bills, notices, statements, and shipping documents relating to Receivables sold to JMRF stating that the have been sold and assigned to JMRF and are payable only to JMRF. JMRF shall have the right to receive and open all mail addressed to Ocurest or Ocurest's trade name at JMRF's address and do any and all things reasonably necessary and proper to carry out the purpose and intent of this Agreement. Ocurest shall not make or attempt to make any modification, amendment or change in the terms of subsequent accounts receivable from any Account Debtor(s) from those currently in practice on the date hereof without JMRF's prior written consent.

         8. EXPRESS GRANT OF POWER OF ATTORNEY TO JMRF. Ocurest hereby expressly grants to JMRF the power to exercise any right of Ocurest with regard to any Chattels, or the goods therewith concerned, and to endorse in the name of Ocurest any and all checks, drafts, letters of credit or other manner of payment or security upon any and all Receivables, and for these purposes and for JMRF's exercise of all of such rights and powers, Ocurest hereby unconditionally and irrevocable appoints JMRF, its agents and employees, as its lawful attorney-in-fact, which appointment is coupled with an interest, with full power of substitution, to do and perform any and all acts as fully as Ocurest could do if present.

         9. INSPECTION AND AUDIT. The Ocurest agrees that it will permit a representative of JMRF, to examine all records of or held by Ocurest, in whatever form or media, regarding any Chattels purchased by JMRF or the Equipment. JMRF may make copies and extracts therefrom, and may cause such records to be audited by an independent certified public accountant selected by JMRF. Ocurest further agrees to discuss its affairs, finances and accounts relating to this Agreement with JMRF and its agents as often as may be reasonable requested. Any expense incident to the exercise by JMRF of any right under this paragraph 8 shall be borne by, provided that, if an audit is made during continuance of a default by Ocurest under this Agreement or an Assignment, the reasonable expenses incident to such audit shall be borne by Ocurest.

         10. INDEMNIFICATION AGREEMENT. Ocurest hereby agrees to indemnify, defend and hold harmless JMRF from and against any and all damages, claims, demands, liabilities, suits, actions, causes of action, or administrative proceedings, together with all costs, expense and fees, including without limitation reasonable attorneys' and paralegals' fees, incurred or expended by JMRF in any manner relating to: (a) the failure of any representation or warranty of Ocurest set forth in this Agreement or any Assignment; or (b) the non-performance by Ocurest of any of its obligations to its Customer or the rejection by the Customer of all or any portion of goods and services of Ocurest or actual or alleged claims, defenses of offsets of any kind or nature by any Customer relating to an Receivable; or (c) any other breach or violation of any term of this Agreement or of any Assignment by Ocurest. In addition to JMRF's right and remedies upon default of Ocurest under this Agreement as otherwise set forth in the Agreement, JMRF shall have all rights and remedies available at law or in equity, none of which shall be deemed mutually exclusive of any other right or remedy available to

         11. SETTLEMENT ACCOUNT. In order to protect JMRF's rights under this Agreement and all Assignments, JMRF shall create a record as to each Account purchased by JMRF from Ocurest under this Agreement (the "Settlement Account"). The balance of the Ocurests's Settlement Account shall be the total of the invoice amounts for the Receivables set as forth in the Assignment, reduced by the Initial Advance, JMRF's Fees, and all amounts charged back or setoff with respect to sums owed Ocurest under this Agreement, including without limitation, charges arising against Ocurest pursuant to Paragraphs 10, and 14, if any. On or about the fifth (5th) business day after the closing of an Account (the "Settlement Date"), JMRF shall pay Ocurest any portion of the purchase price remaining due Ocurest on the Account as is held in the Settlement Account established for the Account, provided the JMRF expressly reserves the right to offset sums due from Ocurest under any particular Account against sums payable to Ocurest on any other Account.

         12. SECURITY INTEREST. JMRF shall be the sole and absolute owner of the purchased Chattels. (The Chattels and Equipment are sometimes collectively referred to as (the "Collateral".) in order to evidence, secure and perfect JMRF's Interest in the Collateral and further to secure Ocurest's representations and warranties under Paragraph 6, Ocurest hereby grants to JMRF a security interest in and lien upon all the Collateral, as well as all other like assets now or at any time hereafter acquired or arising out of the business of Ocurest, including with limitation, all existing and future sums payable thereunder, contract rights, claims, proceeds (including insurance proceeds payable upon any loss or casualty), and all right to property or payment represented thereby. Ocurest agrees to comply with all appropriate laws in order to perfect JMRF's security interest as aforesaid and to execute and deliver any financing statement(s) or additional documents as JMRF may from time to time require, including a separate security agreement, and for this purpose, Ocurest hereby irrevocably appoints JMRF, its agents and employees, as its attorney-in-fact, coupled with an interest, for the purpose of executing, in Ocurest's name, or in the name of JMRF, all financing statements or other documentation necessary to create, perfect or secure JMRF's interests as provided herein. Ocurest will not, during the term of this Agreement, sell, transfer, pledge, create a security interest in, hypothecate of otherwise encumber any Collateral to any person, firm, association or corporation other than JMRF.

         13. ATTORNEYS' FEES. In the event of any litigation, action or proceeding in any manner relating to this Agreement, the prevailing party shall be entitled to the payment of all of its costs, expenses and fees, including without limitation reasonable attorneys' fees and expert witness fees, by the non prevailing party, including any of such costs, expenses and fees upon appeal or in connection with any post judgment proceedings. Further, Ocurest shall indemnify, defend and hold harmless Purchaser from any costs, expenses and fees incurred in any action, counterclaim or proceeding asserted by an Account Debtor or third party regarding a Receivable.

         14. TERM OF AGREEMENT. The term of this Agreement shall be from the date of full execution hereof until either party serves written notice to the other of its termination of the Agreement, provided the Loan has been paid in full, but not such termination shall affect the transactions or the rights of either party hereto made prior to the date of such termination and no such termination notice shall be effective as to any Chattel simultaneously purchased by JMRF at the time of termination.

         15. GOVERNING LAW; VENUE. This Agreement shall be governed by the laws of the State of Florida, except as may be necessary for the perfection any security interest of JMRF hereunder. The

Ocurest submits to the jurisdiction of all courts located in the State of Florida. Ocurest irrevocably and unconditionally agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the State of Florida in Palm Beach County or the Districk Court of the United States for the Southern District of Florida, and consents to the jurisdiction of each such court, and waives any objection to the laying of venue in any of such courts. EACH PARTY WAIVES ALL RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY CLAIM, COUNTERCLAIM OR ON THE PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         16. NOTICES. All notices to be given by any party hereunder shall be in writing and shall be hand delivered by messenger or commercial courier, or alternatively shall be sent by United States Certified Mail, with return receipt requested. The effective date of any notice shall be the date of delivery of the notice if by personal delivery or delivery by commercial courier service, or if mailed, upon the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as being non-deliverable, as the case may be. Parties hereby designate the address set forth in the preamble hereof as the address to which notices may be delivered, provided that any party may change the address to which notices under this Agreement shall be given to such party upon five (5) days prior written notice to the other party.

         17. INUREMENT. This Agreement shall inure to the benefit of and be binding upon the heirs, legal representatives, successors and assigns of the parties hereto.

         18. COMPLETE AGREEMENT. The Agreement and any transactions contemplated herein set forth the complete and entire understanding between Ocurest and JMRF and may only be modified by a written instrument signed by the party to be bound thereby.

         19. MANAGEMENT FEE. During the term of this Agreement. JMRF shall be entitled to a management fee in the amount of Five Thousand ($5,000.00) per month payable on the last business day of each month.

         IN WITNESS WHEREOF, the parties have caused these presents to be excuted as of this 28th day of June, 1996.

"JMRF"                                   "OCUREST"

JMR Funding, Inc.                        Ocurest Laboratories, Inc.


By:/s/ Irv Bowen                         By:/s/ Larry M. Reid
  ------------------                        ------------------------
   Irv Bowen                                Larry M. Reid
   Managing Director                        Executive Vice President

                                JOHN C. OSBERGER
                                ATTORNEY AT LAW
                             5701 Pine Island Road
                                   Suite 310
                         Fort Lauderdale, Florida 33321
                                _______________

                           Telephone: (954) 724-4470
                           Telecopier: (954) 724-4471

                                 July 18, 1996

Mr. Larry M. Reid
Executive Vice President
Ocurest Laboratories, Inc.
4400 PGA Boulevard
Suite 300
Palm Beach Gardens, Florida 33410

       Re: JMR Funding, Inc. Financing

Dear Larry:

         Enclosed are two UCC-1 financing statements for Florida and two for New Jersey. Please sign where indicated and return to me with two checks, each in the amount of $25.00, one payable to the New Jersey Secretary of State and the other payable to the Atlantic County Clerk.

         If you have any questions please give me a call.

                        Sincerely,

                        /s/ John c. Osberger
                            --------------------------
                            John C. Osberger

JCO/rh
Enclosures

                       ACKNOWLEDGEMENT AND REPRESENTATION

         THIS ACKNOWLEDGEMENT AND REPRESENTATION ("ACKNOWLEDGMENT") IS MADE AND EXECUTED AS OF AUGUST 8, 1995, BY OCUREST LABORATORIES, INC. ("SELLER"), for the purpose of inducing JMR FUNDING ("JMRF"), to enter into one or more "Purchase and Sale Agreements" (whether now or HEREUNDER existing) wherein SELLER agrees to transfer, sell and factor certain accounts receivable to JMRF.

         SELLER agrees that JMRF and SELLER will not notify all customers/account debtors of SELLER to forward payments to JMRF's mailing address all checks and payments issued in payment of invoices sold to JMRF, and many of such checks for payments will be sent directly to SELLER notwithstanding the fact that such checks and payment are the sole and exclusive property of JMRF as a result of having been sold to JMRF. In such circumstances SELLER promises not to negotiate said payments, checks or other form of payment, but to hold them in trust and safekeeping for the benefit of JMRF and to turn such check or payment over to JMRF in the exact form received by SELLER. That is, SELLER agrees to turn over to JMRF immediately in kind any such payment, check or other form of payment which is received by SELLER from SELLER'S client or customer as payment, in whole or part, for any invoice purchase, by JMRF. SELLER further agrees to open LOCK-BOX with Barnett Bank and will instruct all customer/account debtors of SELLER to forward payments to LOCK-BOX address for deposit to JMRF's account.

         In the event SELLER receives a check or other form of payment owing to JMRF, but some portion of payments or said check is owing SELLER, SELLER shall immediately turn overy said check or payment in kind to JMRF, and JMRF will then remit SELLER's portion therof in accordance with the Purchase and Sale Agreement(s) between SELLER and JMRF.

         SELLER acknowledges that he/it has been notified by JMRF of the potential civil and/or criminal liability for failure to fully comply herewith and that cashing, depositing and/or negotiating any check or payment which is the property of JMRF could result in civial and/or criminal liability and penalties attendant thereto. SELLER further acknowledges that if any employee of SELLER negotiates such a check or payment without SELLER'S direct knowledge, SELLER may be held liable for such acts of SELLER's employees, agents, or servants.

         SELLER further ackowledges that he/it has been notified by JMRF that any indebtedness by SELLER to JMRF arising under the circumstances as described herein above (I) can constitute a debt which may not be discharged in a Court of Bankrupcy, and (II) that the conversion of a check or payment may be deemed an intentional act even though SELLER did not specifically intend to take or convert said check or payment and/or damage JMRF.

         This Acknowledgment shall remain in force and effect and may not be rescinded for so as any one or more accounts receivable factored by JMRF shall remain unpaid.

                                     Ocurest Laboratories, Inc.

                                     By:/s/ Larry M. Reid
                                        ------------------------
                                        Larry M. Reid
                                        Executive Vice President

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (the "Agreement"), is made and entered into as of June 28, 1996, by and between JMR Funding, Inc., a Florida Corporation (the "Secured Party"), whose address is 2455 East Sunrise Boulevard, Suite 700, Fort Lauderdale, Florida 33304 and Ocurest Laboratories, Inc., a Florida Corporation (the "Debtor"), having its principal and executive offices at 4400 PGA Blvd., Suite 300, Palm Beach Gardens, FL 33410.

                              W I T N E S S E T H:

         In consideration of the mutual covenants contained herein and other good and valuable consideration, the parties agree as follows:

         1. The parties entered into a Security Agreement, dated November 15, 1995 (the "Prior Security Agreement") for a security interest in inventory and accounts receivable of the Debtor. The Secured Party has loaned the Debtor the sum of Five Hundred Twenty-four Thousand ($524,000) Dollars, represented by a note and to be secured by certain fixed assets of the Debtor (the "Collateral") set forth on Exhibit A and attached hereto.

         2. The parties hereby incorporate by reference the terms and provisions of the Prior Security Agreement for the Collateral set forth above.

         IN WITNESS WHEREOF, the parties have caused these presents to be executed as of this 28th day of June, 1996.

Secured Party                                Debtor

JMR Funding, Inc.                            Ocurest Laboratories, Inc.


By:/s/ Irving H. Bowen                       By:/s/ Larry M. Reid
   ---------------------                        ------------------------
   Irving H. Bowen                              Larry M. Reid
   Managing Director                            Executive Vice President

                                  Exhibit "D"

1. IMA North American Filling, Plugging, Capping Machine with Unscrambler - Machine ID #F87V-27 & BR12-VD10

2. Harland Mercury Pressure Sensitive Dual Head Labeler - Machine ID #BX-5377-CB

3. Quadrel Versaline 2000 Tamper Evident Labeler Machine - ID #OL-20127

4. IWK Catopac CPR Continuous Motion Cartoner Machine - ID #6109620130

5. 16-cavity bottle mold - Machine ID #000023344

6. 16-cavity cap mold - Machine ID #000012259

7. 16-cavity eyeliner tip mold - Machine ID #000012315

                           Ocurest Laboratories, Inc.
                               Equipment Schedule
                                 June 27, 1996

Description & Serial Number                               Cost

1. IMA North American Filling, Plugging, Capping Machine       $360,269
with Unscrambler Machine ID #F87V-27 & BR12-VD10

2. Harland Mercury Pressure Sensitive Dual Head Labeler         134,008
Machine ID #BX-5377-CB

3. Quadrel Versaline 2000 Tamper Evident Labeler                 87,245
Machine ID #OL-20127

4. IWK Cartopac CPR Continious Motion Cartoner                  162,178
Machine ID#6109620130

5. 16-cavity bottle mold ID#000023344                           109,000

6. 16-cavity cap mold ID#000012259                              103,600

7. 16-cavity eyeliner tip mold ID#000012315                      91,700
                                                             ----------
                                               Total         $1,048,000